                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14a-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FOUNTAIN OIL INCORPORATED
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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


                           FOUNTAIN OIL INCORPORATED

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON FEBRUARY 12, 1996

                               ----------------

To The Stockholders:

  The Annual Meeting of Stockholders of Fountain Oil Incorporated (the "Company") will be held at the Fairbanks Room of the Holiday Inn Select, 14703 Park Row, Houston, Texas 77079, on February 12, 1996, at 10:00 a.m. for the following purposes:

  1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 shares;

  3. To approve the 1995 Long-Term Incentive Plan which provides for the issuance of up to 1,500,000 shares of Common Stock in connection with the grant of stock options or stock appreciation rights to employees, directors, consultants and advisors of the Company;

  4. To ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending August 31, 1996; and

  5. To transact such other business as may properly come before the Meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on December 14, 1995, as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

  EVEN THOUGH YOU MAY EXPECT TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          SUSAN E. PALMER
                                              Secretary

January 8, 1996

                           FOUNTAIN OIL INCORPORATED

                   1400 Broadfield Boulevard, Suite 200
                             Houston, Texas 77084

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

SOLICITATION, REVOCATION AND VOTING OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Fountain Oil Incorporated (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on February 12, 1996, at the Fairbanks Room of the Holiday Inn Select, 14703 Park Row, Houston, Texas 77079, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders on or about January 11, 1996.

  The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR each matter specified. As to any other matter of business which may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

  The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally, by telephone or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

RECORD DATE AND VOTING RIGHTS

  Only stockholders of record of the Company's $0.10 par value Common Stock as of the close of business on December 14, 1995 will be entitled to vote at the Meeting. On December 14, 1995 there were outstanding 10,834,063 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

                             ELECTION OF DIRECTORS

  The Board of Directors has nominated six persons to be elected directors at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until the election of their respective successors. Directors are elected by a plurality of the shares voted; broker non-votes and votes withheld have no effect on the vote. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

  The nominees for director are:


          Name          Age       Principal Occupation
          ----          ---       --------------------
    Einar Bandlien       47 Executive Vice President,
                            Business Development
    Robert A. Halpin     60 President, Halpin Energy
                            Resources Ltd.
    Stanley D. Heckman   56 Principal, JSB Services Corp.
    Eugene J. Meyers     61 President, GSM
                            Financial Corporation
    Oistein Nyberg       53 President and Chief
                            Executive Officer
    Nils N. Trulsvik     46 Executive Vice President

  EINAR BANDLIEN was elected a Director of the Company on August 17, 1994, Senior Vice President for Business Development on December 15, 1994 and Executive Vice President for Business Development on November 14, 1995. Mr. Bandlien is a petroleum expert with extensive experience in exploration and petroleum resource management. Prior to joining the Company, he held various positions with Nopec. a.s., a Norwegian petroleum consultant group of companies of which he was a founder, including Director of International Activities from 1987 to 1991 and Chairman from 1990 to 1993. He was a Special Advisor to Nopec from 1993 to 1994. Mr. Bandlien also served as Executive Secretary of the Norwegian Petroleum Resource Management Alliance from 1991 to 1993.

  ROBERT A. HALPIN was elected a Director on March 4, 1995 and Chairman of the Board on November 14, 1995. Mr. Halpin has long experience in the oil and gas industry. From 1989 until his retirement in September 1993, he served as Vice President for International Exploration and Production with Petro-Canada. In October 1993, Mr. Halpin became President of Halpin Energy Resources Ltd., a firm he formed to provide advisory services to energy companies with emphasis on international petroleum projects.

  STANLEY D. HECKMAN was elected a Director on March 4, 1995. For more than the past five years, Mr. Heckman has been the owner of JSB Services Corp., a company whose primary business is in real estate development and investments.

  EUGENE J. MEYERS was elected a Director on January 3, 1994 and served as Chairman of the Board from January 3, 1994 to November 14, 1995. He served as Chief Executive Officer from August 16, 1994 to November 21, 1994 and as President from September 8, 1994 to November 21, 1994. Mr. Meyers is President and owner of GSM Financial Corporation. Through such company and other companies, Mr. Meyers has been involved in real estate development for the past 30 years.

  OISTEIN NYBERG was elected a Director on March 4, 1995 and President and Chief Executive Officer effective March 9, 1995. From January 1984 to March 1995, Mr. Nyberg was Managing Director of Smedvig Technology A/S, a Norwegian technology company of which he was one of the founders. Among other services, Smedvig provides consulting services in the areas of reservoir evaluation, production drilling and well control.

  NILS N. TRULSVIK was elected a Director on August 17, 1994. He served as Executive Vice President from September 8, 1994 to November 21, 1994 and as President and Chief Executive Officer from November 21, 1994 to March 9, 1995 when he reassumed the position of Executive Vice President. Mr. Trulsvik is a petroleum explorationist with extensive experience in petroleum exploration and development throughout the world. Prior to joining the Company, he held various positions with Nopec a.s., a Norwegian petroleum consultant group of companies of which he was a founder, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

  The Company's Board of Directors held nine meetings during the fiscal year ended August 31, 1995. Einar Bandlien did not attend three of such meetings. The members of the Audit Committee and the Compensation Committee are Robert
A. Halpin and Stanley D. Heckman. The Audit Committee is responsible for reviewing the Company's financial statements, audit results, internal controls, and accounting principles, policies and practices. The Committee also recommends to the Board the selection of the Company's outside accounting firm and approves the fees of such firm. The Audit Committee held two meetings in fiscal year 1995. The Compensation Committee approves the compensation of the Company's executive officers, oversees the compensation scheme for other Company employees, administers and grants awards under stock option and other compensation plans, and recommends to the Board the adoption of retirement and other employee benefit plans. The Compensation Committee held one meeting in fiscal year 1995. The Board of Directors has not designated a nominating committee.

DIRECTORS' COMPENSATION

  For the fiscal year ended August 31, 1995, the Company paid non-employee Directors fees at the rate of $14,000 per annum. In addition, the Company paid such Directors a fee of $3,000 per year for service on committees of the Board of Directors. Mr. Halpin serves on the Audit, Compensation and Petroleum Committees. Mr. Heckman serves on the Audit and Compensation Committees. The Company also pays a fee of $1,000 per day, other than a day on which the Board meets, for those days spent by a non-employee Director on the business of any committee in excess of one day per year with respect to the Compensation Committee and three days per year with respect to the Audit and Petroleum Committees. The Company also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings.

  The 1995 Long-Term Incentive Plan which is being submitted for approval by the stockholders at the Annual Meeting provides for automatic option grants to non-employee Directors. See "Approval of the 1995 Long-Term Compensation Plan--Automatic Grants to Non-Employee Directors."

  Halpin Energy Resources, Ltd., which is controlled by Mr.Halpin, was paid $20,500 for consulting services in the area of petroleum projects provided to the Company in fiscal 1995, including $7,500 for services provided after Mr. Halpin was elected a director.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table shows all compensation paid or accrued by the Company and its subsidiaries during the ten month period ended August 31, 1994 and the fiscal year ended August 31, 1995 to certain executive officers of the Company (the "Named Officers").

                                                              Long-Term
                                Annual Compensation          Compensation
                       ------------------------------------- ------------
    Name and                                                  Securities   All Other
    Principal                                 Other Annual    Underlying  Compensation
    Position      Year Salary ($) Bonus ($) Compensation ($) Options (#)      ($)
 ---------------  ---- ---------- --------- ---------------- ------------ ------------
Oistein Nyberg    1995  113,246         0        24,199              0       6,125(7)
(1)               1994        0         0             0         44,000(6)        0
Nils N. Trulsvik  1995  147,754         0             0              0       6,344(7)
(2)               1994        0         0             0         60,000(6)        0
Eugene J. Meyers  1995  141,667    50,000             0         66,667       7,063(7)
(3)               1994  150,000         0             0              0           0
Arnfin Haavik     1995   92,685         0        24,234              0       6,279(7)
(4)               1994        0         0             0         36,000(6)        0
Gary J. Plisga    1995  104,777         0             0              0       6,556(7)
(5)

---------------------
(1) Mr. Nyberg was elected President/Chief Executive Officer effective March 9, 1995. Other annual compensation paid in fiscal 1995 includes $11,899 as a housing allowance and $7,738 for childrens' school fees.
(2) Mr. Trulsvik served as Executive Vice President from September 8, 1994 to November 21, 1994; as President/Chief Executive Officer from November 21, 1994 to March 9, 1995; and as Executive Vice President since March 9, 1995. Mr. Trulsvik's salary in fiscal 1995 includes $33,722 as the value of 10,900 shares of Common Stock received in lieu of cash compensation.

(3) Mr. Meyers served as Chairman of the Board from January 3, 1994 until November 14, 1995 and as Chief Executive Officer from August 16, 1994 to November 21, 1994.
(4) Mr. Haavik was elected Executive Vice President/Chief Financial Officer on February 1, 1995. Other annual compensation paid in fiscal 1995 includes $20,505 as a housing allowance.
(5) Mr. Plisga was elected Executive Vice President, Americas on January 16, 1995. Mr. Plisga's salary in fiscal 1995 includes $25,610 paid for consulting services provided by him before his employment by the Company.

(6) These options expire August 16, 1999 and are exercisable only while the holder renders services to the Company as an officer, director, employee, consultant or advisor or within six months after the holder ceases to render such services.
(7) Represents the Company's contributions or accruals to retirement/pension plans.

FISCAL YEAR END OPTION VALUES

  Shown below is information regarding the value of unexercised stock purchase warrants and options issued as compensation (referred to as "options" in the following table) held by the Named Officers as of August 31, 1995.

                       Number of Securities
                      Underlying Unexercised     Value of Unexercised
                           Options Held          In-the-Money Options
                        at Fiscal Year End      at Fiscal Year End (1)
  Name               ------------------------- -------------------------
  ----               Exercisable Unexercisable Exercisable Unexercisable
                     ----------- ------------- ----------- -------------
   Oistein Nyberg      44,000           0       $195,250        $ 0
   Eugene J. Meyers    66,667           0        295,834          0
   Nils N. Trulsvik    60,000           0        266,250          0
   Arnfin Haavik       36,000           0        159,750          0
   Gary J. Plisga           0           0              0          0

---------------------
(1) Represents the difference between the market value on August 31, 1995 and the exercise price.

EMPLOYMENT CONTRACTS

  The Company has entered into Employment Contracts with each of Oistein Nyberg, Nils Trulsvik, Arnfin Haavik and Gary Plisga which may be terminated by either party on six months written notice. The contracts provide for an annual salary of $150,000 which is subject to renegotiation at the end of each fiscal year. In addition, beginning April 1, 1995, each person receives an allowance equal to 12.5% of his base salary, a portion of which is used to provide minimum life and disability insurance coverage for each such person. The remainder of such allowance may be used by each person for additional life, medical or accident insurance and to fund pension/retirement plans. The Company reserves the right to review the 12.5% allowance every three years. Each person is also entitled to receive a full year's salary in the event he is unable to provide services due to sickness or injury.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of December 14, 1995 with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Company's stock, by each director and Named Officer of the Company and by all directors and executive officers of the Company as a group.

                                         Amount and Nature of
   Name of Beneficial Owner*             Beneficial Ownership Percent of Class
   -------------------------             -------------------- ----------------
   John M. and Renee A. Liviakis(1)             824,000             7.61%
   Liviakis Financial Communications,
   Inc.
   2118 "P" Street, Suite C
   Sacramento, California 95816
   Tom Landry, Jr.                              552,440(2)          5.10%
   8411 Preston Road, Suite 720 LB3
   Dallas, Texas 75225
   Eugene J. Meyers                             527,728(3)          4.84%
   Nils N. Trulsvik                             202,900(4)          1.85%
   Einar Bandlien                               179,968(5)          1.65%
   Oistein Nyberg                               176,000(6)          1.61%
   Arnfin Haavik                                168,000(7)          1.54%
   Stanley D. Heckman                           100,793(8)            **
   Robert A. Halpin                              12,000(9)            **
   Gary J. Plisga                                 8,300               **
   All executive officers and directors       1,710,850(10)        14.95%
   as a group (10 persons)

---------------------
  *Includes addresses of beneficial owners of 5% or more of the Common Stock. **Less than 1%.
 (1) John M. and Renee A. Liviakis, husband and wife, are the sole stockholders and principal officers of Liviakis Financial Communications, Inc., which is the record owner of the shares listed.
 (2) Includes 123,200 shares owned of record by Touchdown Corporation, of which Mr. Landry is a control person; 264,481 shares owned of record by the CNW Irrevocable Trust dated September 10, 1991, of which Mr. Landry is Trustee; and 48,000 shares owned of record by the CNW Irrevocable Trust II dated December 11, 1991, of which Mr. Landry is Trustee.
 (3) Includes 66,667 shares underlying presently exercisable warrants.
 (4) Includes 8,000 shares owned by two sons (as to which beneficial ownership is disclaimed), 44,000 shares underlying presently exercisable warrants and 60,000 shares underlying presently exercisable options.
 (5) Includes 44,000 shares underlying presently exercisable warrants and 44,000 shares underlying presently exercisable options.
 (6) Includes 44,000 shares underlying presently exercisable warrants and 44,000 shares underlying presently exercisable options.
 (7) Includes 44,000 shares underlying presently exercisable warrants and 36,000 shares underlying presently exercisable options.
 (8) Includes 14,286 shares underlying presently exercisable warrants.
 (9) Represents 12,000 shares underlying presently exercisable options.
(10) See Notes 3 through 9; also includes 179,161 issued shares and 156,000 shares underlying currently exercisable warrants and options held by executive officers not named in the foregoing table.

                             CERTAIN TRANSACTIONS

  On February 27, 1995, the Company paid the principal and accrued interest due on a $245,000 note payable to certain stockholders of the Company, including Touchdown Corporation, which is controlled by Tom Landry, Jr., a more than 5% stockholder and a former President and Director of the Company. In connection with the repayment, Touchdown Corporation received $75,000 of principal and $3,250 of accrued interest.

  During 1991, the Board of Directors of the Company purported to approve additional compensation in the amount $75,000 per year to be due Mr. Landry at the beginning of each of his two years of employment commencing August 1, 1991 with payments to be made on a deferred basis when adequate funds were determined by the Board of Directors to be available. Unpaid amounts were to bear interest. This liability had been classified as non-current since 1992 as the Board of Directors had not identified adequate funds to satisfy such liability. In addition, various liabilities had been accrued by the Company to reflect claims by parties affiliated with Mr. Landry. In June 1995, the Company settled all claims with Mr. Landry and his affiliates by paying $146,315 and transferring equipment with a net book value of $9,547. Since the liabilities thus discharged were carried at $195,628, a gain on settlement of $39,766 was recorded.

  On December 20, 1994, the Company entered into a Consulting Agreement with Liviakis Financial Communications, Inc. ("Liviakis") pursuant to which Liviakis has undertaken for a two year period to advise and assist the Company with respect to its corporate finance and financial public relations activities including performing on behalf of the Company functions generally associated with corporate investor relations and public relations departments, disseminating information regarding the Company to the investment community and preparing materials relating to the Company. For undertaking the engagement and for its services under the Consulting Agreement, the Company issued to Liviakis 790,000 shares of Common Stock and is paying Liviakis an annual fee of $40,000. Liviakis paid $79,000, or par value, to the Company in connection with the issuance of the shares. The Company's Board of Directors valued these shares, which were issued without registration under the Securities Act of 1933, as amended, at 62.5% of the mean between the bid and asked prices for the Company's Common Stock at the time the Consulting Agreement was executed, or an aggregate of $1,296,000. The Company is charging the cost of the consulting services against income over the term of the Consulting Agreement based upon the expected rate at which effort would be expended by Liviakis over such term in connection with this engagement. During the fiscal year ended August 31, 1995, $1,134,875 was charged against income with respect to the Consulting Agreement.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

  The Company's Board of Directors has unanimously adopted resolutions to amend the Company's Certificate of Incorporation, subject to stockholder approval, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 50,000,000 shares, declaring the advisability of such an amendment, and directing that the proposed amendment be considered at the Annual Meeting of Stockholders. The resolution setting forth the text of the proposed amendment is as follows:

  RESOLVED, that paragraph (a) of Article Fourth of this Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

    (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-five million
  (55,000,000), consisting of:

      (1) Five million (5,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock"); and

      (2) Fifty million (50,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock").

  If the proposed amendment is adopted by the stockholders, the Company plans to file a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following the Annual Meeting of Stockholders. The amendment will be effective upon filing. The additional shares of Common Stock would become part of the existing class of Common Stock, and additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued and outstanding.

  On December 14, 1995, none of the 5,000,000 authorized shares of Preferred Stock was outstanding, and of the 25,000,000 authorized shares of Common Stock, 10,834,063 shares were outstanding, 4,927,977 shares were reserved for issuance upon exercise of outstanding stock purchase warrants, 2,166,500 shares were reserved for issuance upon conversion of up to $7,000,000 principal amount of 8% Convertible Subordinated Debentures due December 31, 1997 that the Company as of the date of this Proxy Statement is offering in offshore transactions to prospective purchasers who are not U.S. persons, 1,550,000 shares were reserved for issuance upon satisfaction of various conditions related to the development of oil and gas projects that the Company is pursuing, 750,000 shares were reserved for issuance in connection with a pending acquisition of an oil and gas project, 400,000 shares were reserved for issuance upon exercise of outstanding stock options, and 34,481 shares were reserved for issuance under the Company's Securities Compensation Plan. The remaining 4,336,979 shares of authorized Common Stock were neither issued nor subject to reservation.

  The increase in the number of authorized shares of Common Stock is recommended by the Board of Directors in order to provide a sufficient reserve of such shares for the future growth and needs of the Company. While except as otherwise noted herein the Company has no present plans, agreements, or commitments for the reservation or issuance of additional shares of Common Stock, the Board believes that the availability of additional shares will afford the Company greater flexibility in considering possible future issuances of such shares for various corporate purposes. Such purposes might include, without limitation, payment of part or all of the consideration required in connection with the acquisition of interests in oil and gas properties, on going businesses or other assets; obtaining additional equity capital to strengthen the Company and permit the expansion or development of business opportunities; establishment of employee benefit programs to enable the Company to retain and attract qualified personnel; and satisfaction of various obligations of the Company.

  In the event the stockholders approve the 1995 Long-Term Incentive Plan, as described later in this Proxy Statement under "Approval of the 1995 Long-Term Incentive Plan" and the proposed amendment to the Company's Certificate of Incorporation, the Board of Directors intends to reserve 1,500,000 shares of Common Stock for issuance under such plan. The Board has not considered whether it would reserve any shares of Common Stock for issuance under that plan in the event the stockholders approve the 1995 Long-Term Incentive Plan but do not approve the proposed amendment to the Certificate of Incorporation.

  The Company has estimated that it will require a net cash outlay in the range of $20,000,000 to $25,000,000 during the fiscal year ending August 31, 1996 in connection with the development of oil and gas projects in which the Company has or expects to acquire an interest as of the date of this Proxy Statement and anticipates financing at least a portion of the development costs of such projects through the issuance of shares of Common Stock or securities convertible into such shares. As of the date of this Proxy Statement, the Company is offering in offshore transactions to prospective purchasers who are not U.S. persons up to $7,000,000 principal amount of 8% Convertible Subordinated Debentures due December 31, 1997 (the "Proposed Debentures"). The Proposed Debentures would be convertible into Common Stock at a price which is 82 1/2% of the average closing price on the five trading days preceding the date of conversion, and 30,950 shares of Common Stock are to be reserved for the conversion of each $100,000 principal amount of the Proposed Debentures. None of the Proposed Debentures would be convertible until forty-five days after the completion of the distribution of the Proposed Debentures, and the Proposed Debentures would not be fully convertible until one hundred ten days after such distribution is completed. No assurances can be given that the Proposed Debentures will be issued and sold. Although the Company has some flexibility in postponing or reducing cash outlays by revising project programs or delaying specific actions, a limitation on the availability of authorized but unissued and unreserved shares of Common Stock could seriously impair the Company's ability to pursue its projects effectively. Even if the Proposed Debentures are issued and sold to the full extent of the $7,000,000 principal amount being offered, the Company believes that it will be required to seek additional financing in the foreseeable future. The Company has also utilized shares of Common Stock as the principal form of consideration provided in the transactions through which it has acquired its principal oil and gas projects and anticipates the continued use of shares of Common Stock for that purpose. In that regard, as of the date of this Proxy Statement the Company anticipates the reservation of an additional 250,000 shares of Common Stock for possible issuance in connection with a pending acquisition of an oil and gas project. A limitation on the availability of authorized but unissued and unreserved shares of Common Stock could also seriously impair the Company's ability to acquire additional oil and gas projects and properties.

  Any issuance of additional shares of Common Stock would be in the discretion of the Board, as it has the authority to determine, subject to applicable law and Nasdaq Stock Market regulations (which require stockholder approval for the issuance of shares in certain circumstances), whether, when and on what terms to issue shares of Common Stock. The additional shares will thus be available for issuance from time to time without further action by the stockholders, thereby enabling the Company to avoid the delays and expenses attendant to obtaining further stockholder approval and providing the Company with the flexibility needed to act promptly when business opportunities or propitious market conditions for financing present themselves. The additional shares of Common Stock may be issued without first offering such shares to the stockholders, since stockholders do not have preemptive rights with respect to the Common Stock. Except where shares are issued on a pro-rata basis to all stockholders (such as in a stock dividend or stock split), the issuance of additional shares of Common Stock, including issuances upon conversion of securities convertible into Common Stock, would reduce the proportionate ownership interests in the Company held by current stockholders.

  The availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the proportionate ownership interest of a party interested in obtaining control of the Company. This effect would be particularly pronounced if the shares were issued to a party or parties supportive of the then current management. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company and has no present intention to use additional authorized shares to deter a change in control.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for the adoption of the proposed amendment to the Company's Certificate of Incorporation. Abstentions and broker non-votes have the effect of a vote against the proposal.

  The Board unanimously recommends a vote FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

                 APPROVAL OF THE 1995 LONG-TERM INCENTIVE PLAN

  The Board of Directors has determined that it is advisable and in the best interest in the Company and its stockholders to provide incentive for the encouragement of the highest level of performance by selected employees, directors, consultants and advisors of the Company and its subsidiaries by enabling such persons to acquire a proprietary interest in the Company by ownership of its stock through the exercise of stock options and stock appreciation rights. Accordingly, the Board of Directors has approved the 1995 Long-Term Incentive Plan (the "Plan"), subject to stockholder approval at the Annual Meeting, pursuant to which up to 1,500,000 shares of Common Stock may be issued upon the exercise of stock options and stock appreciation rights granted to eligible participants. The following summary of the principal provisions of the Plan is subject to the full text thereof. A copy of the Plan may be obtained from the Company by any stockholder upon written request.

PURPOSE OF THE PLAN

  The purpose of the Plan is to further the interests of the Company by enabling employees, directors, consultants and advisors of the Company and its subsidiaries, upon whose judgment, initiative and effort the Company is dependent, to acquire a proprietary interest in the Company by ownership of its stock through the exercise of stock options and stock appreciation rights ("Awards") granted under the Plan. The Company believes that the Plan will enable it to attract and retain participants' services and motivate participants to increase the Company's value, and that the Plan will provide the Company with flexibility in compensating such participants.

SECURITIES SUBJECT TO THE PLAN

  The Plan authorizes the issuance of up to 1,500,000 shares of the Company's Common Stock in connection with Awards granted under the Plan. In the event of any change in the number of outstanding shares of the Common Stock by reason of recapitalization, reclassification, stock dividend, stock split, or combination of shares or other similar transactions, appropriate and proportionate adjustment will be made in the number of shares to which the Plan and outstanding Awards relate and the exercise price of Awards.

ADMINISTRATION

  The Plan may be administered either by the Board of Directors or by a Committee consisting of at least two directors appointed by the Board of Directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As used herein, the term "Committee" includes the Board of Directors if it is then administering the Plan. The Committee has full authority, subject to the provisions of the Plan, to grant Awards, to designate the recipients of Awards and terms of the Awards, to establish rules and regulations which it may deem appropriate for the proper administration of the Plan, and to interpret and make determinations under the Plan. Members of the Committee serve at the discretion of the Board.

ELIGIBILITY

  Awards may be granted to persons who are employees, directors, consultants and advisors of the Company or any subsidiary of the Company, provided that non-employee directors of the Company are only eligible to receive non-discretionary automatic option grants as described below under "Automatic Option Grants to Non-Employee Directors." The terms "consultant" and "advisor" are not defined in the Plan. While such terms are generally considered to refer to persons who render services or advice in a capacity other than as an employee, it will be the responsibility of the Committee to construe and interpret such terms on a case by case basis. Awards are not transferable or assignable other than by will or by the laws of descent and distribution.

  At January 2, 1996, the Company had 21 employees and six directors (including three non-employee directors) who were eligible to receive Awards under the Plan. The Company also, from time to time, retains various consultants and advisors who would be eligible to receive Awards under the Plan.

TERMS AND CONDITIONS OF OPTIONS

  Options granted under the Plan may be either incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-qualified stock options ("Non-qualified Options"). Incentive Options may be granted only to persons who are employees of the Company or any subsidiary of the Company.

  Options granted under the Plan expire on such date as is determined by the Committee, unless earlier terminated as provided in the Plan; provided, however, that Incentive Options may expire no later than ten years after the grant date (five years with respect to optionees who are more than ten percent stockholders of the Company) and options granted pursuant to a Sub-Plan for persons who are domiciled in the United Kingdom and subject to taxation therein may expire no later than seven years from the date of grant.

  An option is exercisable at such times as are determined by the Committee on the grant date. The purchase price for shares to be issued upon exercise of an option is determined by the Committee at the time of grant, but with respect to an Incentive Option such price may not be less than 100% of the fair market value (as defined in the Plan) of the Common Stock on the grant date (110% of the fair market value with respect to optionees who are more than ten percent stockholders of the Company).

  If the aggregate fair market value (determined at the time the Incentive Option is granted) of Common Stock for which Incentive Options (whether granted under the Plan or any other plan of the Company) are exercisable for the first time during any calendar year exceeds $100,000, the amount of such excess will be treated as Non-qualified Options.

  The exercise price of an option is payable in full at the time of delivery of the shares, in cash or, at the option of the Committee, in shares of the Company's Common Stock, by full recourse promissory note, or by waiver of compensation due or accrued for services rendered. The use of Common Stock as payment for the exercise of an option also enables an optionee to "pyramid" his options; that is, to apply automatically the shares received upon the exercise of a portion of an option to satisfy the exercise price for additional portions of the option. The effect of pyramiding is to allow an optionee to deliver a relatively small number of shares in satisfaction of the exercise price of a greater number of shares under the option. Any promissory note delivered in payment for the exercise price of an option must provide for interest at a rate sufficient to avoid imputation of income under the Code and will contain such other terms and conditions as the Committee deems appropriate, provided that promissory notes of non-employees must be adequately secured by collateral other than the shares purchased.

  If an optionee ceases to be an employee, director, consultant or advisor for any reason other than death, permanent disability (as defined in the Plan) or termination for cause (as defined in the Plan), the option expires on the earlier of no later than three months from the date of termination of employment or expiration of the term of the option. Upon the death or permanent disability of an optionee while an employee, director, consultant or advisor, the option expires on the earlier of no later than one year from the date of death or permanent disability or expiration of the term of the option. If an optionee's relationship with the Company is terminated for cause, the option expires on the date of such termination. During the period between termination of the optionee's relationship and expiration of the option, the option may be exercised only to the extent that it was exercisable on the date of such termination. The foregoing provisions regarding early expiration of options upon termination of an optionee's relationship with the Company may be varied by the Committee with respect to Non-qualified Options.

  These and other terms and conditions of the options will be set forth in an agreement to be entered into between the Company and the optionee at the time an option is granted.

AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

  Non-employee directors of the Company are ineligible to receive Awards under the Plan except pursuant to a Sub-Plan which provides for automatic grants of Non-qualified Options to non-employee directors. Pursuant to the Sub-Plan, a Non-qualified Option to purchase 7,500 shares of Common Stock will be granted automatically to each non-employee director on each of (i) the date of each Meeting of Stockholders at which a non-employee is elected or re-elected as a director and (ii) the date a non-employee is first elected as a director, if not at a Meeting of Stockholders. In addition, a non-employee director will be automatically granted a Non-qualified Option to purchase 7,500 shares of Common Stock on each date on which such non-employee director is elected or re-elected by the Board of Directors as Chairman of the Board of Directors.




  The exercise price of each option must be equal to 100% of the fair market value of the Common Stock on the date the option is granted. Each option is 100% vested six months after the date of grant. Options expire on the first to occur of three years from the date of grant or the first anniversary of the date the director ceases to be a director for any reason. The Sub-Plan is administered by the Board of Directors. Except as specifically set forth in the Sub-Plan, the options will be subject to the terms and conditions of the Plan applicable to Non-qualified Options.

  Currently, Robert A. Halpin, Stanley D. Heckman and Eugene J. Meyers are eligible to participate in the Sub-Plan. If the Sub-Plan had been in effect during the last fiscal year, each of Messrs. Halpin and Heckman would have received options for 7,500 shares at an exercise price of $5.8125 per share when they were first elected directors on March 4, 1995.

STOCK APPRECIATION RIGHTS

  A stock appreciation right ("SAR") entitles the holder to receive a payment in cash and/or Common Stock, in the Committee's discretion, equal in value to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the SAR. The Committee establishes the exercise price and vesting schedule of the SAR at the date of grant. Unless otherwise specifically provided in a participant's agreement, an SAR expires on the first to occur of (i) the tenth anniversary of the date the SAR was granted; (ii) 30 days (subject to extension) after the holder ceases to be an employee, director, consultant or advisor for any reason other than death, permanent disability or termination for cause; (iii) six months (subject to extension) after the holder ceases to be an employee, director, consultant or advisor by reason of death or permanent disability; and (iv) the date a holder is terminated as an employee, director, consultant or advisor for cause (as defined in the Plan). During the period between termination of the holder's relationship with the Company and expiration of the SAR, the SAR may only be exercised to the extent that it was vested on the date of such termination.

RESTRICTED STOCK

  As a means of enabling a participant to commence his holding period under Rule 144 of the Securities Act of 1933, as amended, with respect to shares of Common Stock subject to an Award which have not been registered under such Act, the Committee may, in its sole discretion, permit a participant to exercise a non-vested portion of an Award and receive shares of restricted stock upon such exercise which will vest at the same rate as provided in the Award which was exercised. If any Award so exercised expires without becoming fully vested, any restricted stock issued which has not vested must be returned to the Company in exchange for a payment in cash or stock by the Company equal to the exercise price paid for such restricted shares, subject to any legal requirements relating to a corporation's ability to repurchase its securities.

DURATION AND MODIFICATION OF THE PLAN AND AWARDS

  No Awards may be granted under the Plan after November 13, 2005; provided, however, that the Board of Directors is empowered to terminate the granting of Awards under the Plan at an earlier date or to amend, extend or otherwise modify the Plan; and provided further that except for adjustments made necessary by changes in the Company's Common Stock, the Board of Directors may not, without stockholder approval, increase the total number of shares issuable under the Plan or change the designation of the class of persons eligible to receive Incentive Options.

  The Committee may modify or amend the terms of outstanding Awards, including a change of the exercise price or acceleration of the vesting of the Award, and it may exchange, cancel or substitute Awards, subject to the consent of the holder of the Award.

  In the event of the Company's liquidation or dissolution, or upon any merger or consolidation in which the Company is not the survivor, the sale or lease of all or substantially all of the business assets of the Company, or the sale of more than 80% of the then outstanding Common Stock of the Company to another corporation or entity, each outstanding Award will terminate on the date of such transaction, subject to the Committee's authority, in its sole discretion, to accelerate the vesting of outstanding Awards or to give advance notice of such event to Plan participants, unless the surviving or acquiring corporation or entity agrees to assume outstanding Awards.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of certain significant United States federal income tax consequences of the Plan based on currently applicable provisions of the Code and the regulations promulgated thereunder.

  INCENTIVE OPTIONS. No income is recognized by an optionee at the time an Incentive Option is granted, and no income is recognized by an optionee upon his exercise of the option (although the difference between the fair market value of the shares on the date of exercise and the option price is an item of tax preference for purposes of the alternative minimum tax). If the optionee makes no disposition of the shares received upon exercise of the option within two years from the date the option was granted and one year from the date the shares were issued to him upon exercise of the option, he will recognize capital gain or loss when he disposes of his shares. Such gain or loss will be long-term and will be measured by the difference between the option price and the amount received for the shares at the time of disposition.

  If the optionee disposes of shares acquired upon exercise of an Incentive Option before the expiration of the applicable holding periods, any gain recognized from such disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent of the amount by which the lesser of the fair market value of the shares on the date the option was exercised and the amount realized upon such disposition exceeds the option price. Any additional gain recognized upon such a disposition will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

  According to proposed Treasury regulations, in general, no gain or loss will be recognized by an optionee who uses shares of stock to exercise an Incentive Option. A number of new shares of stock acquired equal to the number of shares surrendered will have a basis and holding period equal to those of the shares surrendered. To the extent new shares of stock acquired pursuant to the exercise of the option exceed the number of shares of stock surrendered, such additional shares will have a zero basis and will have a holding period beginning on the date the option is exercised. Any disqualifying disposition of stock acquired through the surrender of other shares of stock will be deemed to be a disposition of the stock with the lowest basis first.

  The use of stock acquired through exercise of an Incentive Option to exercise an Incentive Option will constitute a disqualifying disposition with respect to such stock if the applicable holding period requirement has not been satisfied. This provision is intended to prevent the "pyramiding" of Incentive Options.

  NON-QUALIFIED OPTIONS. An optionee recognizes no income at the time a Non-qualified Option is granted under the Plan. At the time of exercise of a Non-qualified Option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price; provided, however, that if an optionee who is subject to the provisions of Section 16(b) ("Section 16(b)") of the Securities Exchange Act of 1934 (an executive officer, director or 10% shareholder) exercises a Non-qualified Option within six months of the date of grant, such optionee will recognize ordinary income based on the fair market value of the shares on the date which is six months after the date of grant unless he makes an election under Section 83(b) of the Code ("83(b) election") to recognize income based on such value on the date of exercise.

  An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a Non-qualified Option in an amount equal to the difference between the amount realized and the tax basis of such shares, which will equal the option price paid plus the amount included in the employee's income by reason of the exercise of the option; provided, however, that if the optionee is subject to Section 16(b) and sells shares received upon exercise of a Non-qualified Option within six months of the date of grant, such optionee will recognize ordinary income based on the fair market value of the shares on the date which is six months after the date of grant unless he makes an 83(b) election to recognize income on the date the shares were sold. Provided such shares are held as a capital asset, such gain or loss will be long-term or short-term capital gain or loss depending upon whether the shares have been held for more than one year.

  No gain or loss will be recognized by an optionee who uses shares of stock to exercise a Non-qualified Option. A number of the shares acquired equal to the number of shares surrendered will have a tax basis and holding period equal to those of the shares surrendered. The optionee will recognize ordinary income in an amount equal to the fair market value of the additional shares acquired at the time of exercise (or, if the optionee is subject to Section 16(b) and exercises the option within six months of the date of grant, on the date which is six months after the date of grant unless the optionee makes an 83(b) election to recognize income at the date of exercise). Such additional shares will be deemed to have been acquired on such date and will have a tax basis equal to their fair market value on such date.

  STOCK APPRECIATION RIGHTS. A holder recognizes no income at the time an SAR is granted under the Plan. In the case of an SAR settled in cash, when the SAR is exercised the holder will recognize ordinary income in an amount equal to the cash received. Alternatively, in the case of an SAR settled in shares of Common Stock, the holder will recognize ordinary income in an amount equal to the fair market value of the shares acquired at the time of exercise (or, if the recipient is subject to Section 16(b) and exercises the SAR within six months of the date of grant, on the date which is six months after the date of grant unless the holder makes an 83(b) election to recognize income at the date of exercise). Such shares will be deemed to have been acquired on such date and will have a tax basis equal to their fair market value on such date.

  RESTRICTED STOCK. In the case of an exercise of an Award payable in restricted shares of Common Stock, generally the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are freely tradable and no longer subject to a substantial risk of forfeiture over the amount paid for such shares, if any, unless the recipient makes an 83(b) election to recognize income at the date of exercise. Such shares will be deemed to have been acquired on such date and will have a tax basis equal to their fair market value on such date.

  COMPANY TAX DEDUCTIONS. In the case of Incentive Options, the Company will not be allowed a deduction for federal income tax purposes at the time an Incentive Option is granted or exercised. At the time of a disqualifying disposition by an optionee of shares received pursuant to the exercise of an Incentive Option, the Company will be entitled to a deduction to the extent that the optionee recognizes ordinary income as a result of such disposition.

  In the case of Non-qualified Options or SARs, the Company will be entitled to a deduction for federal income tax purposes in the same amount as the individual recognizes ordinary income in connection with the exercise of a Non-qualified Option or SAR. In the case of an Award payable in restricted stock, the Company will be entitled to a deduction for federal income tax purposes in the same amount as the individual recognizes ordinary income in connection with the receipt of the restricted stock.

  The Company's deduction described above is subject to the individual's corresponding income being "reasonable compensation" for purposes of deductions under the Code.

  The Company has the right to withhold sums required by federal, state, and/or local tax laws to be withheld with respect to the exercise of any Non-qualified Option or SAR from sums owing to the individual exercising such Award or, in the alternative, may require the individual exercising the Award to pay such sums to the Company prior to or in connection with such exercise. The Committee, in its sole discretion, may allow a participant to satisfy such tax withholding obligations by withholding from the shares receivable upon the exercise of a Non-qualified Option or SAR settled in shares a number of shares having an aggregate fair market value equal to the amount to be withheld.

  Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1994 and subsequent years for compensation in excess of $1 million for its chief executive officer or any of its other four highest paid officers. Based on the current market price of the Company's Common Stock, the Company does not believe that any compensation derived from the exercise of Awards granted under the Plan, together with other compensation paid to the Company's executive officers, will exceed $1 million in any year for each such officer. If, however, it appears that such limit could be exceeded at any time in the future, the Company's Board of Directors will determine what action, if any, at that time would be appropriate in light of
Section 162(m).

VOTE REQUIRED

  The affirmative vote of a majority of the shares represented and entitled to vote at the Meeting is necessary for the approval of the Plan. Abstentions are counted in tabulations of the votes cast and therefore have the effect of a vote against the proposal, whereas broker non-votes are not counted and have no effect on the vote.

  The Board unanimously recommends that the stockholders vote FOR approval of the Plan.

                   RATIFICATION OF SELECTION OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

  At the recommendation of the Audit Committee, the Board of Directors has selected Coopers & Lybrand L.L.P., independent public accountants, to audit the financial statements of the Company for the year ending August 31, 1996 and to perform other appropriate services. Coopers & Lybrand L.L.P. audited the Company's financial statements for the fiscal year ended August 31, 1995. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The Board of Directors recommends a vote FOR ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will select another firm of independent accountants. This proposal requires for approval the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions have the effect of a vote against the proposal and broker non-votes have no effect on the vote.

  Due to the expansion of the Company's business to include the acquisition of oil and gas properties in various countries, the Board of Directors determined on September 8, 1994 that it would be appropriate to engage an accounting firm with worldwide capabilities and, accordingly, dismissed Cross and Robinson as the Company's principal accounting firm. Cross and Robinson had been the Company's principal accounting firm for the fiscal years ended October 31, 1993 and 1992. On September 13, 1994, the Company engaged Coopers & Lybrand L.L.P. as its principal accounting firm.

  In connection with the audits of the two fiscal years ended October 31, 1993 and the subsequent interim period through September 8, 1994, there were no disagreements with Cross and Robinson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Cross and Robinson to make reference in connection with their opinion to the subject matter of the disagreement.

  Except for an explanatory paragraph describing an uncertainty about the Company's ability to continue as a going concern, the audit reports of Cross and Robinson on the Company's financial statements as of and for the years ended October 31, 1993 and 1992 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                             STOCKHOLDER PROPOSALS

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1997 Annual Meeting must submit such proposal so that it is received by the Company no later than September 14, 1996.

                       ANNUAL REPORT ON FORM 10-KSB

  A copy of the Company's Annual Report on Form 10-KSB for the year ended August 31, 1995 as filed with the Securities and Exchange Commission may be obtained without charge by writing to: Corporate Secretary, Fountain Oil Incorporated, 1400 Broadfield Boulevard, Suite 200, Houston, Texas 77084.

                            DISCRETIONARY AUTHORITY

  While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, in the event any additional matters should be presented.

                                                    SUSAN E. PALMER
                                                       Secretary

January 8, 1996

                           FOUNTAIN OIL INCORPORATED
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                             FEBRUARY 12, 1996

  The undersigned hereby constitutes and appoints ROBERT A. HALPIN, OISTEIN NYBERG and NILS N. TRULSVIK, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of Common Stock of Fountain Oil Incorporated held of record by the undersigned on December 14, 1995 at the Annual Meeting of Stockholders to be held on February 12, 1996, or any adjournment thereof, as designated below:

(1) ELECTION OF    [_] FOR all nominees      [_] WITHHOLD AUTHORITY
    DIRECTORS:         (except as indicated      to vote for all nominees
                       to the contrary below)    listed below

Einar Bandlien, Robert A. Halpin, Stanley D. Heckman, Eugene J. Meyers, Oistein
                            Nyberg, Nils N. Trulsvik

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------
(2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 shares.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

(3) To approve the 1995 Long-Term Incentive Plan which provides for the issuance of up to 1,500,000 shares of Common Stock in connection with the grant of stock options or stock appreciation rights to employees, directors, consultants and advisors of the Company.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

(4) To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accounting firm.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

(5) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
                   (Continued and to be signed on other side)


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FOUNTAIN OIL INCORPORATED. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE DIRECTORS AND FOR ALL OTHER PROPOSALS.

  YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.


                                Dated:                                   , 1996
                                      -----------------------------------

                                -----------------------------------------------
                                                 Signature(s)

                                -----------------------------------------------

                                         IMPORTANT: Please sign exactly as
                                         your name or names appear on this
                                         proxy, and when signing as an
                                         attorney, executor, administrator,
                                         trustee or guardian, give your full
                                         title as such. If the signatory is a
                                         corporation, sign the full corporate
                                         name by duly authorized officer, or
                                         if a partnership, sign in partnership
                                         name by authorized person.